UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

August 21, 2020

Date of report (Date of earliest event reported)

GENPREX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38244	90 - 0772347
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1601 Trinity Street, Suite 3.312.09, Austin, TX		78712
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 537-7997

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GNPX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02: Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

2020 and 2021 Executive Officer Base Salary

On August 21, 2020, based on the recommendation of the Compensation Committee (the “Committee”) of our Board of Directors (the “Board”), the Board approved increases in base salary for J. Rodney Varner, our President, Chief Executive Officer and Secretary, and Ryan M. Confer, our Chief Financial Officer. These increases in base salary are effective as of January 1, 2020 and will continue to be effective through December 31, 2021. The following table sets forth the increased base salaries for these executive officers:

Name	Title	Base Salary
J. Rodney Varner	President, Chief Executive Officer and Secretary	$480,000
Ryan M. Confer	Chief Financial Officer	$345,000

Stock Option Grants

On August 21, 2020, based on the recommendation of the Committee, the Board approved the grant of additional stock options to each of Mr. Varner and Mr. Confer. The following table sets forth the number of shares underlying the stock option grants for these executive officers:

Name	Title	Stock Options
J. Rodney Varner	President, Chief Executive Officer and Secretary	530,000
Ryan M. Confer	Chief Financial Officer	270,000

The stock options described above were granted under our 2018 Equity Incentive Plan and have a per share exercise price equal to $3.80, the closing price of our common stock as reported on The NASDAQ Capital Market on August 21, 2020. Each option is subject to a three-year vesting schedule, with 1/36 vesting monthly over the 36 months following August 21, 2020, subject to the respective optionee’s continued service with us.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENPREX, INC.

Date: August 27, 2020	By:	/s/ Ryan Confer
Ryan Confer
Chief Financial Officer (Principal Financial Officer)